Exhibit 99.1

Dorman Products to Acquire SuperATV, a Leading Supplier to the

Powersports Aftermarket

August 18, 2022

Highlights:

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Dorman Products to acquire SuperATV for $490 million in cash at closing, plus a two-year earn-out of up to $100 million in the aggregate based on achievement of 2023 and 2024 performance targets. Adjusted for estimated tax benefits, the transaction value before earn-out is approximately $445 million.

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SuperATV provides Dorman with a new growth platform by adding a leading independent supplier of aftermarket parts and accessories to the powersports industry who has a track record of growth fueled by new product innovation.

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The transaction is expected to be immediately accretive to margins and adjusted diluted earnings per share (“adjusted EPS”), excluding one-time charges and acquisition-related intangible assets amortization.

•	In connection with the transaction, Dorman expects to obtain a $500 million incremental credit facility under the terms of its existing credit agreement.

COLMAR, PENNSYLVANIA – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ:DORM), a leading supplier in the motor vehicle aftermarket industry, today announced that it has entered into a definitive agreement to acquire Super ATV, LLC (“SuperATV”), for $490 million in cash at closing, plus an earn-out of up to $100 million in the aggregate payable over a two-year period subject to certain performance targets being achieved in 2023 and 2024. When adjusted for approximately $45 million present value of estimated tax benefits, the transaction value before earn-out is $445 million. The transaction is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and is expected to close in the second half of 2022.

SuperATV is a leading independent supplier to the powersports aftermarket with a family of highly respected brands spanning functional accessories and upgrades, as well as replacement parts for specialty vehicles. SuperATV represents a unique opportunity to leverage Dorman’s “New to the Aftermarket” engine in a highly attractive and rapidly growing adjacent market, consistent with Dorman’s strategic priorities. SuperATV generated $211 million in net sales in fiscal 2021. Dorman expects the acquisition of SuperATV to be immediately accretive to margins and adjusted EPS, excluding one-time charges and acquisition-related intangible assets amortization. Additionally, Dorman anticipates significant opportunities to catalyze incremental growth via new product innovation through its “New to the Aftermarket” engine.

The combined company is expected to be a best-in-class powersports aftermarket platform with vertically integrated development, manufacturing and fulfillment capabilities. SuperATV’s omni-channel approach, which combines a leading direct-to-consumer platform and relationships across a network of 3,500+ dealers and installers, enables customers to have access to the products they need wherever and whenever they choose to shop. SuperATV’s recognized reputation for quality and innovation has cultivated a passionate and loyal customer base within the powersports community.

Kevin Olsen, Dorman’s President and Chief Executive Officer, commented:

“This combination aligns with our strategy to diversify our customer base and product offering by providing a compelling entry point to the large and rapidly growing powersports industry. Not only is SuperATV a leader in their space with an extensive portfolio of widely recognized brands and proprietary products, but they also have a highly successful approach to new product innovation that aligns closely with Dorman’s business model. As a result, we are confident we can leverage Dorman’s playbook to further accelerate growth. We are excited to welcome SuperATV to the Dorman family and are excited about the value the combined company will generate for our customers and shareholders.”

Lindsay Hunt, SuperATV’s President and Chief Executive Officer, commented:

“The combination of Dorman and SuperATV is extremely exciting. The resources and expertise that Dorman provides will allow us to accelerate our growth and expand to our fullest potential by delivering an even better experience and more products that our customers love. We look forward to becoming part of the Dorman family upon the successful completion of the transaction.”

In connection with the transaction, Dorman expects to obtain a $500 million incremental credit facility under the terms of its existing credit agreement, resulting in net leverage of less than 2.3x. The cash flow generation of the combined company is expected to provide

Dorman with flexibility to continue executing on its strategic priorities. Until the transaction closes, both companies will operate independently.

An investor presentation containing additional information regarding the transaction is accessible on Dorman’s website at DormanProducts.com under “Investor Relations.”

About Dorman Products

Dorman gives repair professionals and vehicle owners greater freedom to fix cars and trucks. For over 100 years, we have been driving new solutions for the motor vehicle aftermarket, releasing tens of thousands of replacement products engineered to save time and money, and increase convenience and reliability.

Founded and headquartered in the United States, we are a pioneering global organization offering an always-evolving catalog of parts, covering light-, medium- and heavy-duty vehicles, from chassis to body, from underhood to undercar, and from hardware to complex electronics. See our full offering and learn more at DormanProducts.com.

About SuperATV

Founded in 2004, SuperATV employs highly skilled and industry expert men and women in all facets of design, manufacturing, sales and distribution. SuperATV’s leading family of proprietary brands includes Assassinator Tires, Assault Industries, Black Ops, EZ STEER, Gear Driven Performance, Intimidator Tires, Keller Performance Products, RackBoss, REV1, Rhino, SandCat, Terminator Tires, Warrior Tires, X300, and XR Optic. SuperATV is recognized in the powersports aftermarket for its high-quality suspension, steering, portal gear lifts, lighting, storage, vehicle protection, drivetrain, maintenance, accessories, and other product lines.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to net sales, diluted and adjusted diluted earnings per share, gross profit, gross margin, adjusted gross margin, indebtedness, liquidity, new product growth and the Company’s outlook. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should,” “will” and “likely” and similar expressions identify forward-looking statements. However, the absence of these words does not mean the statements are not forward-looking. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date such statements were made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors (many of which are outside of our control). Such risks, uncertainties and other factors relate to, among other things: the impacts of COVID-19; competition in and the evolution of the motor vehicle aftermarket industry; changes in our relationships with, or the loss of, any customers or suppliers; our ability to develop, market and sell new and existing products; our ability to anticipate and meet customer demand; our ability to purchase necessary materials from our suppliers and the impacts of any related logistics constraints; financial and economic factors, such as our level of indebtedness, fluctuations in interest rates and inflation; political and regulatory matters, such as changes in trade policy, the imposition of tariffs and climate regulation; our ability to protect our intellectual property and defend against any claims of infringement; and our ability to protect our information security systems and defend against cyberattacks. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks, uncertainties and other factors also include, but are not limited to: (i) the proposed transaction may not be completed, or completed within the expected timeframe; (ii) costs relating to the proposed transaction may be greater than expected; (iii) the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction; (iv) anticipated tax benefits may not be achieved; (v) problems may arise in integrating the businesses of the two companies and the integration may not be successful; (vi) the combined companies may be unable to achieve any anticipated synergies or any benefits of the transaction may take longer to realize than expected; (vii) the businesses of one or both companies may suffer as a result of uncertainties surrounding the proposed transaction, including disruption of relationships with customers, employees, suppliers or dealers; (viii) the combined companies may not perform as expected following the closing; (ix) the failure to enter into an incremental $500 million credit facility or to repay any borrowings thereunder; and (x) other risks beyond the control of either party. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. For additional information concerning factors that could cause actual results to differ materially from the information contained in this press release, reference is made to the information in Part I, “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2022. The Company is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Hession, SVP and Chief Financial Officer

dhession@dormanproducts.com

(215) 997-1800